EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2016, with respect to the consolidated financial statements of Enel Brasil S.A and subsidiaries at December 31, 2015, in this Registration Statement on Form F-4 Amendment No. 1 of Enersis Américas S.A., and the related joint information statement/prospectus, which is part of this Registration Statement.

/s/ Ernst & Young Auditores Independentes S.S.

Ernst & Young Auditores Independentes S.S.

Rio de Janeiro, Brazil

July 15, 2016